Exhibit 16.1

May 19, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated on or around May 19, 2014 of Swordfish Financial, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ Patrick Heyn, CPA, PA

Patrick Heyn, CPA, PA

Atlantis, FL